Exhibit 11


                 BURR-BROWN CORPORATION AND SUBSIDIARIES
             COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
                              (Unaudited)


Earnings per share are computed using the weighed average number of shares outstanding plus incremental shares issuable upon exercise of outstanding options under the treasury stock method.

                         Three Months Ended      Six Months Ended


                        Jun. 28,    Jun. 29,    Jun. 28,    Jun. 29,
                          1997      1996 (1)      1997      1996 (1)
INCOME:

Net Income             $7,747,000  $6,607,000  $14,319,000 $18,205,000

PRIMARY EARNINGS PER
SHARE:

Weighted Average
Number of Shares       23,983,000  24,022,000  23,925,000   24,180,000
Outstanding

Net Effect of Dilutive
Stock Options Based on
the Treasury Stock
Method Using the Average
Market Price of Common
Stock                   1,287,000     966,000   1,213,000    1,020,000

Common Stock and
Common Stock           25,270,000  24,988,000  25,138,000   25,200,000
Equivalents

Primary Earnings Per
Share                       $0.31       $0.26       $0.57        $0.72

FULLY DILUTED EARNINGS
            PER SHARE:

Weighted Average
Number of Shares       23,983,000  24,022,000  23,925,000   24,180,000
Outstanding

Net Effect of Dilutive
Stock Options Based on
the Treasury Stock
Method Using the End
of Period Market
Price of Common Stock,
if Higher Than
Average                 1,328,000     966,000    1,346,000    1,020,000

Common Stock and
Common Stock           25,311,000  24,988,000  25,271,000   25,200,000
Equivalents

Fully Diluted Earnings
Per Share                   $0.31       $0.26       $0.57        $0.72


(1) Common share information reflects a 3 for 2 stock split effective April, 1997.




SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     BURR-BROWN CORPORATION
     Registrant

By:  J. SCOTT BLOUIN
     J. Scott Blouin
     Chief Financial Officer
     Principal Accounting Officer

     Date:  August 8, 1997